                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                   VECTOR INTERSECT SECURITY ACQUISITION CORP.

                                    ARTICLE I
                                    ---------

     The name of the corporation is VECTOR INTERSECT SECURITY ACQUISITION CORP.
(hereinafter called the "Corporation").

                                   ARTICLE II
                                   ----------

     The address of the Corporation's registered office in the State of Delaware is 615 S. Dupont Highway, Dover, Delaware 19901, County of Kent and the name of its registered agent at such address is CorpDirect Agents, Inc.

                                   ARTICLE III
                                   -----------

     The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the General
Corporation Law of Delaware.

                                   ARTICLE IV
                                   ----------

     The capital stock authorized, the par value thereof, and the characteristics of such stock shall be as follows:

         NUMBER OF SHARES         PAR VALUE             CLASS OF
           AUTHORIZED             PER SHARE               STOCK
         ----------------         ---------             --------
           150,000,000              $0.001              Common Stock
             1,000,000              $0.001              Preferred Stock

                                    ARTICLE V
                                    ---------

     The name of the Incorporator is Lorne Cantor and the address of the
Incorporator is c/o Greenberg Traurig, P.A., 1221 Brickell Avenue, Miami,
Florida 33131.

                                   ARTICLE VI
                                   ----------

     The Board of Directors of the Corporation shall consist of at least one director, with the exact number to be fixed from time to time in the manner provided in the Corporation's Bylaws, who will serve as the Corporation's director until successors are duly elected and qualified.

                                   ARTICLE VII
                                   -----------

     No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any

breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under ss.174 of the Delaware
General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. It is the intent that this provision be interpreted to provide the maximum protection against liability afforded to directors under the Delaware General Corporation Law in existence either now or hereafter.

                                  ARTICLE VIII
                                  ------------

     This Corporation shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent permitted by law in existence either now or hereafter.

                                   ARTICLE IX
                                   ----------

     The directors of the Corporation shall have the power to adopt, amend or repeal the bylaws of the Corporation.

     IN WITNESS WHEREOF, the undersigned, being the Incorporator named above, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, has signed this Certificate of Incorporation this 19th day of July, 2005.

                                                      /s/ Lorne S. Cantor
                                                      --------------------------
                                                      Lorne Cantor, Incorporator